CENTURION INVESTMENT PARTNERS, LLC
                                 CODE OF ETHICS

                   AMENDED AND RESTATED AS OF JANUARY 21, 2008

                                  INTRODUCTION

      Centurion Investment Partners, LLC ("Centurion") has adopted this amended and restated Code of Ethics ("Code"). This Code pertains to Centurion's investment advisory services to Centurion Investment Trust, a registered management investment company (the "Funds"), and other Centurion clients (together with the Funds, the "Clients"). Centurion has a fiduciary duty to the Clients that requires individuals associated with Centurion to act for the benefit of the Clients. Potential conflicts of interest may arise in connection with the personal trading activities of Centurion personnel. This Code establishes standards and procedures designed to prevent improper personal trading, to identify conflicts of interest, and to provide a means to resolve actual or potential conflicts of interest.

      In addition to its specific prohibitions, this Code prohibits conduct made unlawful under Section 204A-1 of the Investment Adviser Act of 1940, Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act") and federal securities laws. Rule 17j-1 makes it unlawful for a person to take the following actions in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the Funds:

      1.    To employ any device, scheme, or artifice to defraud a Client;

      2. To make any untrue statement of a material fact relating to the Funds or to allow a statement of material fact relating to the Funds to be misleading;

      3. To engage in any act, practice, or course of business that operates, or would operate, as a fraud or deceit on the Funds; or

      4.    To engage in any manipulative practice with respect to the Funds.

      Centurion requires that its personnel adhere to this Code as a basic condition of employment at Centurion. If you have any questions about the propriety of any activity, you should consult with the Compliance Officer or other responsible Centurion personnel.

SECTION 1. DEFINITIONS

      All terms defined by reference to Rule 17j-1 shall have the same meaning as they have in the Rule and the 1940 Act and shall be interpreted as modified by or interpreted by orders of the Securities and Exchange Commission (the "Commission"), by rules, regulations, or releases adopted, or issued, by the Commission, or other interpretative releases or letters issued by the Commission or its staff.

      (a) ACCESS PERSON includes any director, officer, employee, general partner or Advisory Person of Centurion.

      (b)   ADVISORY PERSON has the same meaning as in Rule 17j-1 and includes:

            (i) any employee of Centurion (or of any company in a Control relationship to Centurion) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

            (ii)  any natural person in a Control  relationship to Centurion who
                  obtains  information  concerning   recommendations  made  with
                  regard to the purchase or sale of Covered Securities.

      (c) BENEFICIAL OWNERSHIP has the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"). Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

      (d) COMPLIANCE OFFICER is the person or persons appointed by Centurion to approve and to review any transaction by an Access Person or Investment Personnel as required by this Code and to review reports required to be filed by Access Persons under this Code.

      (e) CONTROL has the same meaning as in Section 2(a)(9) of the 1940 Act and generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

      (f) COVERED SECURITY is a security as defined in section 2(a)(36) of the 1940 Act and includes any option written to purchase or sell a security, but does not include:

            (i)   direct obligations of the United States Government;

            (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

            (iii) shares issued by any open-end  investment  company (other than the Funds and exchange-traded funds).

      (g) INITIAL PUBLIC OFFERING has the same meaning as in Rule 17j-1 and is an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

      (h) INVESTMENT PERSONNEL has the same meaning as in Rule 17j-1 and includes:

            (i) any employee of Centurion (or of any company in a Control relationship to Centurion) who, in connection with his or her regular functions or duties, makes, or participates in making recommendations, regarding the purchase or sale of securities by or on behalf of a Client;

            (ii) any natural person who Controls Centurion and who obtains information concerning recommendations made regarding the purchase or sale of securities by or on behalf of a Client; and

            (iii) any employee of Centurion;

      (i) LIMITED OFFERING has the same meaning as in Rule 17j-1 and is an offering that is exempt from registration under Sections 4(2) or 4(6) or under rules 504, 505, or 506 under 1933 Act.

SECTION 2. POLICIES

      (a) GENERAL. It is the policy of Centurion that no Access Person shall engage in any act, practice, or course of conduct that would violate this Code. Each Access Person has the responsibility of ensuring that all personal trading and other professional activities comply with the policies in this Code.

      (b) ACCESS PERSON TRANSACTIONS. An Access Person must wait one full business day after the last purchase or sale of a Covered Security for any Client before engaging in a personal trade in the same security. Before executing any transaction in a Covered Security, the Access Person must verify with the applicable Compliance Officer that no trading in the security has either occurred on the previous business day or is anticipated during the next business day by submitting to, and obtaining the signature of, the applicable
            Compliance Officer the Verification Form (in the sample form attached as Exhibit A). This paragraph (b) is not applicable to transactions for a Client account that is a private investment partnership or company, regardless of whether or not Access Persons have any Beneficial Ownership in such Client; provided that such transactions are not effected on a basis more favorable than those of other clients, including the Funds.

      (c) EXEMPTED TRANSACTIONS. The prohibitions of paragraph (b) of this section shall not apply to the following transactions:

            (i) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

            (ii) purchases or sales that are nonvolitional on the part of the Access Person;

            (iii) purchases that are part of an automatic dividend  reinvestment plan;

            (iv) purchases or sales of a stock index futures contract or an option on such a futures contract or stock index;

            (v) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

            (vi)  sales   effected   pursuant  to  a  tender  offer  or  similar
                  transaction involving an offer to acquire all or a significant portion of a class of securities;

            (vii) purchases or sales  receiving  prior  approval in writing from the Compliance Officer (a) as only remotely potentially harmful to Clients because they would be very unlikely to have a material effect on prevailing market prices or because they clearly are not economically related to the securities to be purchased or sold or held by a Client or (b) as not representing any danger of the abuses proscribed by Rule 17j-1 under the 1940 Act; and

            (viii)purchases or sales of Covered Securities that are not eligible for purchase or sale by Clients.

      (d) PRIOR APPROVAL OF CERTAIN TRANSACTIONS BY INVESTMENT PERSONNEL. No Investment Personnel may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering unless the person obtains prior written approval of the transaction from the Compliance Officer ("Prior Approval"). The Compliance Officer may approve the transaction if the Compliance Officer concludes that the transaction would not cause a material conflict of interest with a Client or operate to the detriment or disadvantage of a Client. A request for Prior Approval must be made by completing the Prior Approval Form (in the sample form attached as Exhibit B) and submitting it to the Compliance Officer.

      (e) UNDUE INFLUENCE: DISCLOSURE OF PERSONAL INTEREST. No Access Person shall cause or attempt to cause any Client to purchase, sell, or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall cause or recommend any securities transaction for a Client without having disclosed to the Compliance Officer his or her interest, if any, in such securities or the issuer thereof, including, without limitation, (i) his or her Beneficial Ownership of any securities of the issuer, (ii) any position with the issuer or its affiliates,
            (iii) any family member's Beneficial Ownership of any securities of the issuer or position with the issuer or its affiliates of which the Access Person is aware, and (iv) any present or proposed business relationship between the issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand. The Compliance Officer may approve a transaction of the type described in this paragraph if the Compliance Officer concludes that the transaction would not cause a material conflict of interest with a Client or operate to the detriment or disadvantage of a Client.

      (f) CORPORATE OPPORTUNITIES. All Access Persons are expressly prohibited from taking personal advantage of any opportunity properly belonging to a Client.

      (g) CONFIDENTIALITY. Except as required in the normal course of carrying out an Access Person's business responsibilities, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Client or securities that are being considered for purchase or sale for any Client.

SECTION 3. REPORTING REQUIREMENTS

      These reporting requirements are for the purpose of providing Centurion with appropriate information to determine with reasonable assurance whether Access Persons are observing this Code.

      (a) Unless excepted under paragraph (b) of this section, every Access Person must make the following reports to Centurion. Each report must be dated on the day that the report is submitted to Centurion. An Access Person may include a statement that the information in the report shall not be deemed an admission that the Access Person has Beneficial Ownership of any Covered Security to which the report relates.

            (i) INITIAL HOLDINGS REPORTS. No later than 10 days after a person becomes an Access Person, the Access Person must submit to the Chief Compliance Officer on Exhibit E attached hereto the following information.

                  (A) The title, number of shares, and principal amount of each Covered Security in which the Access Person has Beneficial Ownership when the person became an Access Person; and

                  (B) As of the date the person became an Access Person, the name of any broker, dealer, or bank which maintains an account in which any Covered Securities of which the Access Person has Beneficial Ownership were held.

            (ii) TRANSACTION REPORTS. All Access Persons are required to file with the Compliance Officer, no later than 10 days after the end of each calendar quarter, a report of all personal transactions in Covered Securities for that quarter. The form attached as Exhibit C shall be used for this purpose. An

                  Access Person need not make these reports if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the Access Person in the required time period, if all of the information required by the form attached as Exhibit C is contained in the broker trade confirmations or account statements or in the records of the Funds or Centurion.

            (iii) ANNUAL HOLDINGS  REPORTS.  On an annual basis,  not later than
                  January 30 of each year, an Access Person shall file with the Compliance Officer, in the form attached as Exhibit D, a certification of compliance with this Code, which report shall also include the following information (current as of a date no more than 30 days before the report is submitted):

                  (A) The title, number of shares, and principal amount of each Covered Security in which the Access Person had Beneficial Ownership; and

                  (B) The name of any broker, dealer or bank which maintains an account in which any Covered Securities of which the Access Person has Beneficial Ownership are held; and

                  (C) Access Persons need not make these reports if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the Access Person in the required time period, if all of the information required by the form attached as Exhibit C is contained in the broker trade confirmations or account statements or in the records of the Funds or Centurion.

      (b) EXCEPTIONS FROM REPORTING REQUIREMENTS. An Access Person need not make a report under paragraph (a) of this section for transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or Control.

SECTION 4. ADMINISTRATION OF THE CODE

      (a) NOTIFICATION OF ACCESS PERSONS. Centurion shall identify all Access Persons and inform them of this Code and their reporting requirements under this Code. Each Access Person shall be required to acknowledge in writing, in the form attached as Exhibit F, that he or she has received a copy of, has read and fully understands and will comply with, this Code.

      (b) REVIEW AND REPORT TO CENTURION. The Compliance Officer shall review the reports required under this Code and shall report violations of the Code at least quarterly to Centurion and to the Funds. The President shall review the reports of the Chief Compliance Officer and any violations found will be reported on the quarterly violations report.

      (c) SANCTIONS. Upon discovering a violation of this Code, Centurion may impose any sanctions that it deems appropriate, including, among other things, a letter of censure, or suspension or termination of the employment of the violator.

      (d) REPORT TO BOARD. At least annually, Centurion must furnish to the Funds' Board of Trustees a written report that describes any issues arising under the Code, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations.

SECTION 5. MAINTENANCE OF RECORDS

      (a) Centurion shall maintain and cause to be maintained in an easily accessible place a copy of this Code and any other Code that has at any time within the past 5 years been in effect.

      (b)   Centurion also shall maintain and cause to be maintained:

            (i) A record of any violation of this Code and of any action taken as a result of the violation in an easily accessible place for at least 5 years following the end of the fiscal year in which the violation occurred.

            (ii) A copy of each report made by an Access Person for at least five years after the end of the fiscal year in which the report is made, the most recent years in an easily accessible place.

            (iii) A record of all persons who, currently or within the past five years, are or were Compliance Officers and Access Persons required to make reports under this Code.

            (iv) A copy of each report made to the Funds' Board of Trustees under this Code for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

            (v) A record of the approval of, and rationale supporting, any direct or indirect acquisition by Investment Personnel of an Initial Public Offering or a Limited Offering for at least five years after the end of the fiscal year in which approval is granted.

                                    EXHIBIT A
                                    ---------

                       CENTURION INVESTMENT PARTNERS, LLC
                       ----------------------------------

                                VERIFICATION FORM


      I am an Access Person of Centurion Investment Partners, LLC ("Centurion"), as defined in Centurion's Code of Ethics. I plan to execute a personal trade in the securities of _______________ (the "Securities"). As required by the Code, I understand that I must wait one full business day after the last purchase or sale of a security by or on behalf of a Client (as defined in the Code) before executing a personal trade in the same security. This is to request verification that no trading in the Securities by or on behalf of a Client has either occurred on the business day before _____________, 20__ or is anticipated on the next business day. I acknowledge that, if so verified, the approval of the Compliance Officer is valid only for trades executed on the same date as the verification is issued.


                                          ________________________________
                                          [Signature of Access Person]


VERIFICATION


__________________________
Compliance Officer
Date:_____________________

                                    EXHIBIT B
                                    ---------

                       CENTURION INVESTMENT PARTNERS, LLC
                       ----------------------------------

                               PRIOR APPROVAL FORM

      I am a person that falls within the category of Investment Personnel in the Code of Ethics of Centurion Investment Partners, LLC. I plan to invest in [DESCRIBE OFFERING], which is, under the Code, an [Initial Public Offering or Limited Offering, as applicable]. As required by the Code, I understand that I must obtain prior written approval of this investment to avoid causing any material conflict of interest with a Client (as defined in the Code) or detriment or disadvantage to a Client. If you conclude that there is no material conflict of interest with Clients and no detriment or disadvantage to Clients as a result of this investment, please indicate your prior approval of this investment by signing below.

                                          ________________________________
                                          Title:
                                          Date:


APPROVAL


__________________________
Compliance Officer
Date:

                                    EXHIBIT C
                                    ---------
                       CENTURION INVESTMENT PARTNERS, LLC
                       ----------------------------------
                     PERSONAL SECURITIES TRANSACTION REPORT

_________________________________         _______________________________
Name (please print)                       Quarter Ending

INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of each quarter.

------------------------------------------------------------------------------------------------------------------------------------
                                               Number of Shares/
     Date          Purchase/Sale/ Other        Principal Amount           Title of Security       Price      Broker/Dealer/Bank
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

------------------------------------------------------------------------------------------------------------------------------------
       Account Registration               Broker/Dealer/Bank                    Account No.               Date Established
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest and there are no other transactions in securities in which I had or acquired a beneficial interest (whether or not effected in any brokerage or other account) that are required to be reported.


________________________________          _________________________
Signature of Access Person                Approved

________________________________          _________________________
Date of Filing                            Date Approved

                                    EXHIBIT D

                       CENTURION INVESTMENT PARTNERS, LLC
                       ----------------------------------

                             ANNUAL HOLDINGS REPORT
                                DECEMBER 31, 20__


________________________________
Name (please print)

INSTRUCTIONS: Record holdings, as of December 31, 20__, in all securities which are not specifically excepted by the Code of Ethics in which you had any direct or indirect beneficial ownership. This form must be returned by January 30, 20__.

      --------------------------------------------------------------------------
      Title of Security                    Number of Shares/ Principal Amount
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

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Please  disclose  below any  account in which any  securities  are held for your direct or indirect benefit, as of December 31, 20__.

      --------------------------------------------------------------------------
      Account Registration           Broker/Dealer/Bank        Account Number
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

By signing below, I certify that the securities and accounts listed above comprise all securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above. I further certify that I have read and fully understand the Code of Ethics of Centurion Investment Partners, LLC and have complied in all respects with the Code of Ethics.


________________________________          _________________________
Signature of Access Person                Approved

________________________________          _________________________
Date of Filing                            Date Approved

                                    EXHIBIT E

                       CENTURION INVESTMENT PARTNERS, LLC

                             INITIAL HOLDINGS REPORT

Date: _____________________________

___________________________________
Name (please print)

INSTRUCTIONS: Record holdings, as of _______________, in all securities which are not specifically excepted by the Code of Ethics in which you had any direct or indirect beneficial ownership. This form must be returned by
__________________.

      --------------------------------------------------------------------------
      Title of Security                    Number of Shares/ Principal Amount
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

Please disclose below any account in which any securities are held for your direct or indirect benefit, as of _____________________.

      --------------------------------------------------------------------------
      Account Registration           Broker/Dealer/Bank        Account Number
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

By signing below, I certify that the securities and accounts listed above comprise all securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above. I further certify that I have read and fully understand the Code of Ethics of Centurion Investment Partners, LLC and have complied in all respects with the Code of Ethics.


________________________________          _________________________
Signature of Access Person                Approved

________________________________          _________________________
Date of Filing                            Date Approved

                                    EXHIBIT F
                       CENTURION INVESTMENT PARTNERS, LLC
                       ----------------------------------
                                 CODE OF ETHICS

                            CERTIFICATE OF COMPLIANCE

      As an Access Person as defined in the Code of Ethics of Centurion Investment Partners, LLC adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code and will disclose and report all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code.


_____________________________________
Signature

_____________________________________
Name (Please Print)

_____________________________________
Date